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                                                                   EXHIBIT 10.15


                                   MORTGAGE

This Mortgage is made on December 18, 1998 between the Borrower(s) Outboard Marine Corporation, whose address is 100 Sea Horse Drive, Waukegan, Illinois 60085 referred to as "I," and the Lender Andrew P. Hines, whose address is 20 Saddle Hill Road, Mendham, New Jersey 07931 referred to as the "Lender."

If more than one Borrower signs this Mortgage, the word "I" shall mean each Borrower named above. The word "Lender" means the original Lender and anyone else who takes this Mortgage by transfer.

1. Mortgage Note. In return for a loan that I received, I promise to pay $860,000 (called "Principal"), plus interest in accordance with the terms of a Mortgage Note dated December 18, 1998 (referred to as the "Note"). The Note provides for monthly payments of $ on demand yearly interest rate of six and 1/2%. All sums owed under the Note are due no later than on demand. All terms of the Note are made part of this Mortgage.

2. Property Mortgaged. The property mortgaged to the Lender (called the "Property") is located in the Township of Mendham, County of Morris, and State of New Jersey. The Property includes (a) the land; (b) all buildings that are now, or will be, located on the land; (c) all fixtures that are now, or will be, attached to the land or building(s) (for example, furnaces, bathroom fixtures and kitchen cabinets); (d) all condemnation awards and insurance proceeds relating to the land and building(s); and (e) all other rights that I have, or will have, as owner of the Property. The legal description is:

      /X/ Please see attached Legal Description annexed hereto and made a part of hereof (check box if applicable).

Being commonly known as 20 Saddle Hill Road, Mendham, New Jersey 07931.

Being same premises conveyed to Borrower herein by deed of lender herein intended to be recorded simultaneously herewith. This Mortgage is a First Purchase Money Mortgage given to secure a portion of the purchase price.

3. Rights Given to Lender. I mortgage the Property to the Lender. This means that I give the Lender those rights stated in this Mortgage and also those rights the law gives to lenders who hold mortgages on real property. When I pay all amounts due to the Lender under the Note and this Mortgage, the Lender's rights under this Mortgage will end. The Lender will then cancel this Mortgage at my expense.

4. Promises. I make the following promises to the Lender:

      a. Note and Mortgage. I will comply with all of the terms of the Note and this Mortgage.

      b. Payments. I will make all payments required by the Note and this Mortgage.

      c. Ownership. I warrant title to the premises (N.J.S.A. 46:9-2). This means I own the Property and will defend my ownership against all claims.

      d. Liens and Taxes. I will pay all liens, taxes, assessments and other government charges made against the Property when due. I will not claim any deduction from the taxable value of the Property because of this Mortgage. I will not claim any credit against the Principal and interest payable under the Note and this Mortgage for any taxes paid on the Property.

      e. Insurance. I must maintain extended coverage insurance on the Property. The Lender may also require that I maintain flood insurance or other types of insurance. The insurance companies, policies, amounts, and types of coverage must be acceptable to the Lender. I will notify the Lender in the event of any substantial loss or damage. The Lender may then settle the claim on my behalf if I fail to do so. All payments from the insurance company must be payable to the Lender under a "standard mortgage clause" in the insurance policy. The Lender may use any proceeds to repair and restore the
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            Property or to reduce the amount due under the Note and this
            Mortgage. This will not delay the due date for any payment under the Note and this Mortgage.

      f. Repairs. I will keep the Property in good repair, neither damaging nor abandoning it. I will allow the Lender to inspect the Property upon reasonable notice to me.

      g. Statement of Amount Due. Upon request of the Lender, I will certify to the Lender in writing: (a) the amount due on the Note and this Mortgage; and (b) whether or not I have any defense to my obligations under the Note and this Mortgage.

      h. Rent. I will not accept rent from any tenant for more than one month in advance.

      i. Lawful Use. I will use the Property in compliance with all laws, ordinances and other requirements of any governmental authority.

5. Eminent Domain. All or part of the Property may be taken by a government entity for public use. If this occurs, I agree that any compensation be given to the Lender. The Lender may use this to repair and restore the Property or to reduce the amount owed on the Note and this Mortgage. This will not delay the due date for any further payment under the Note and this Mortgage. Any remaining balance will be paid to me.

6. Tax and Insurance Escrow. If the Lender requests, I will make regular monthly payments to the Lender of: (a) 1/12 of the yearly real estate taxes and assessments on the Property; and (b) 1/12 of the yearly cost of insurance on the Property. These payments will be held by the Lender without interest to pay the taxes, assessments and insurance premiums as they become due.

7. Payments Made for Borrower(s). If I do not make all of the repairs or payments as agreed in this Mortgage, the Lender may do so for me. The cost of these repairs and payments will be added to the Principal, will bear interest at the same rate provided in the Note and will be repaid to the Lender upon demand.

8. Default. The Lender may declare that I am in default on the Note and this Mortgage if:

      a. I fail to make any payment required by the Note and this Mortgage within on demand days after its due date;

      b.    I fail to keep any other promise I make in this Mortgage;

      c.    The ownership of the Property is changed for any reason;

      d. The holder of any lien on the Property starts foreclosure proceedings; or

      e. Bankruptcy, insolvency or receivership proceedings are started by or against any of the Borrower(s).

9. Payments Due Upon Default. If the Lender declares that I am in default, I must immediately pay the full amount of all unpaid Principal, interest, other amounts due on the Note and this Mortgage and the Lender=s costs of collection and reasonable attorney fees.

10. Lender's Rights Upon Default. If the Lender declares that the Note and this Mortgage are in default, the Lender will have all rights given by law or set forth in this Mortgage. This includes the right to any one or more of the following:

      a. take possession of and manage the Property, including the collection of rents and profits;

      b. have a court appoint a receiver to accept rent for the Property (I consent to this);

      c. start a court action, known as foreclosure, which will result in a sale of the Property to reduce my obligations under the Note and this Mortgage; and

      d.    Sue me for any money that I owe the Lender.

11. Notices. All notices must be in writing and personally delivered or sent by certified mail, return receipt requested, to the address given in this Mortgage. Address changes may be made upon notice to the other party.


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12. No Waiver by Lender. Lender may exercise any right under this Mortgage or under any law, even if Lender has delayed in exercising that right or has agreed in an earlier instance not to exercise that right. Lender does not waive its right to declare that I am in default by making payments or incurring expenses on my behalf.

13. Each Person Liable. This Mortgage is legally binding upon each Borrower and all who succeed to their responsibilities (such as heirs and executors). The Lender may enforce any of the provisions of the Note and this Mortgage against any one or more of the Borrowers who sign this Mortgage.

14. No Oral Changes. This Mortgage can only be changed by an agreement in writing signed by both the Borrower(s) and the Lender.

15. Signatures. I agree to the terms of this Mortgage. If the Borrower is a corporation, its proper corporate officers sign and its corporate seal is affixed.


                                    OUTBOARD MARINE CORPORATION

                                     /s/ Robert S. Romano                 (SEAL)
                                     -------------------------------------
                                     Robert S. Romano, Vice President

Witnessed or Attested by:

                                                                         (SEAL)
                                     -------------------------------------


 /s/ Gordon G. Repp
-------------------------------------
Gordon G. Repp, Assistant Secretary



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STATE OF NEW JERSEY, COUNTY OF MORRIS                             SS.:

I certify that on


personally came before me and stated to my satisfaction that this person (or if more than one, each person): (a) was the maker of the attached instrument; and,
(b) executed this instrument as his or her own act.



                                   ---------------------------------------------
                                   (Print name and title below signature)



STATE OF ILLINOIS COUNTY OF LAKE                                  SS.:


I certify that on December 18, 1998

      Robert S. Romano

personally came before me and stated to my satisfaction that this person (or if more than one, each person): (a) was the maker of the attached instrument; and,
(b) executed this instrument as Vice President of Outboard Marine Corporation the entity named in this instrument; and, (c) executed this instrument as the act of the entity named in this instrument.


                                    /s/ Kathleen A. Needham
                                    --------------------------------------------
                                    Kathleen A. Needham

                                    A Notary Public of the State of Illinois My commission expires 3/25/00

                                    (SEAL)
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                                   SCHEDULE A
                                    NUMBER 4
                                   (Continued)

                                   DESCRIPTION


All that certain trace lot and parcel of land lying and being in the Township of Mendham County of Morris and State of New Jersey being more particularly described as follows:

BEING known as Lot 61 Block 2 as shown on map Entitled "Final Plat-Section 2 of Hills of Roxiticus, Township of Mendham, Morris County, New Jersey" made by Osborne M. Campbell & Associates, Consulting Engineers and Land Surveyors, Mendham, New Jersey, dated July, 1974, scale 1" 100' which aforesaid Map was finally revised September 15, 1976 and was filed in the Morris County Clerk's Office on October 18, 1976 as Map #3511.

BEING also known as Lot 47 in Block 100 on the current Tax Map of the Township of Mendham, Morris County, New Jersey.